UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HENRY SCHEIN, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO THE NOTICE AND PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 28, 2014

Dear Stockholder:

This supplement provides updated and amended information with respect to the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Henry Schein, Inc. (the “Company” or “Henry Schein”), to be held at 10:00 a.m., on Wednesday, May 28, 2014 at the Melville Marriott Long Island, 1350 Old Walt Whitman Road, Melville, New York 11747. Except as amended or supplemented by the information contained in this supplement, all information set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 14, 2014 (the “Proxy Statement”) remains accurate and should be considered in casting your vote by proxy or in person at the Annual Meeting.

The purpose of this supplement is to revise the list of nominees for election to the Company’s Board of Directors as set forth in the Proxy Statement. On May 12, 2014, Karyn Mashima informed the Company of her intent not to stand for reelection at the Annual Meeting. Accordingly, Ms. Mashima has been removed from the list of nominees for election at the Annual Meeting. The Board of Directors does not plan to nominate a replacement in connection with the Annual Meeting, but expects to fill the vacancy in due course.

If you have already submitted your proxy card or voting instruction card, you do not need to take any action unless you wish to change your vote. It is not necessary for you to re-vote your stock if you have already voted or to obtain a new proxy card or voting instruction card if you have not yet voted. Proxy cards and voting instruction cards already returned by stockholders will remain valid and stock represented thereby will be voted at the Annual Meeting in accordance with your instructions unless revoked.

This supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement, except that Ms. Mashima will no longer be standing for election as a director. No votes received prior to or after the date of this supplement will be counted for the election of Ms. Mashima to the Board.

If you have already voted and would like to change your vote on any matter, you may revoke or change your proxy or voting instructions at any time before the Annual Meeting. To revoke your proxy, send a written notice of revocation or another signed proxy with a later date to the Corporate Secretary of the Company at Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747 before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. To revoke your voting instructions, submit new voting instructions to your broker, trustee or nominee; alternatively, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, you may attend the Annual Meeting and vote in person.

Whether or not you expect to attend the meeting in person, your vote is very important. Please cast your vote regardless of the number of shares you hold.

STANLEY M. BERGMAN
Chairman and Chief Executive Officer

Melville, New York

May 13, 2014